EXHIBIT 99.1


                                  PRESS RELEASE


Pliant Systems to File Voluntary Petition for Chapter 11 Bankruptcy Protection

Research Triangle Park, N.C. - April 30, 2001 - Pliant Systems Inc. (OTC Bulletin Board: PLNS) announced today that it intends to seek Chapter 11 protection in the U.S. Bankruptcy Court for the Eastern District of North Carolina in order to facilitate an orderly sale of substantially all of its business and assets to a third party. Although discussions continue with several possible buyers, no agreement has been reached with any buyer. The company expects that in the current environment the proceeds from any sale of assets will not be sufficient to repay the $115 million of convertible notes that will become due May 15, 2001.

In connection with the prospective filing, the company is also restructuring its current operations in order to reduce its monthly operating expenses. Although cost cuts will be made across all departments of the company, the company will preserve all operating functions and intends to continue to provide service to all of its customers without interruption until the sale is closed.

The company believes that Chapter 11 protection is critical to the company's ability to effect an orderly and timely sale of assets and continue to maintain current customer relationships. Inquiries into the sales process can be directed to William Q. Derrough or M. Kent Warner of Jefferies and Company Inc., the company's financial advisor, at 212-284-2550.

About Pliant Systems

Pliant Systems Inc. designs, manufactures and markets integrated multi-service access platforms for the telecommunications industry. The company provides incumbent local exchange carriers and competitive local exchange carriers with integrated access systems capable of delivering voice, data and video services over diverse network topologies. The company's primary product, the Pliant 3000 Integrated Access Platform, is designed to relieve the strain on digital loop carrier systems caused by the Internet explosion, utilizing a distributed architecture to deliver traditional telephony and emerging high-bandwidth services deep into the access network. The company's web site is www.pliantsystems.com.


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This press release contains forward-looking statements about the Company's performance. Forward-looking statements contained in this release include statements about a possible future sale of the company's assets, the seeking of protection under Chapter 11, cost cuts, preservation of operating functions and the providing of service to customers. This release also contains forward-looking statements about possible buyers of the company's assets and repayment of the $115 million in convertible notes. Any forward-looking statements contained in this release reflect management's current expectations or beliefs. However, the outcome of forward-looking statements are beyond the ability of the company to control and in many cases could cause actual results to differ materially from those indicated by the forward-looking statements. The company's Form 10-K, 10-Qs and other documents on file with the Securities and Exchange Commission identify important factors that could cause actual results to differ materially from those indicated by forward-looking statements. We undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise, unless required by law.


                                      # # #


Investment Bankers:                             Media Relations:
-------------------                             ----------------
Leo Chang:               212-284-2122           Kyle Marshall:  919-834-1208
William Q. Derrough:     212-284-2521           Jon Bornstein:   919-834-1200
M. Kent Warner:          804-423-8210
Jefferies and Company Inc.                      Porter Novelli Convergence Group
lchang@jefco.com                                kyle.marshall@pnicg.com
bderroug@jefco.com                              jon.bornstein@pnicg.com
kwarner@jefco.com




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